Exhibit 99.1

STR HOLDINGS, INC. REPORTS FIRST QUARTER 2013 RESULTS

ENFIELD, Conn. — May 1, 2013 — STR Holdings, Inc. (NYSE: STRI) today announced its financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Summary:

•                  Net sales of $11.2 million

•                  Diluted GAAP loss per share from continuing operations of $(0.10); Diluted non-GAAP loss per share from continuing operations of $(0.07)

•                  Finished the quarter with $78.4 million in cash and no debt

Financial Results

Net sales for the quarter ended March 31, 2013 were $11.2 million. This represents a decline of 30% sequentially and 64% from Q1 2012. On a sequential basis, the decline was driven primarily by a volume decline of approximately 26% and a 5% decline in average sale price (“ASP”). On a year—over—year basis, volume declined by approximately 57% and ASP declined by approximately 15%.

“In the first quarter of 2013, we made some very important strides in the execution of our strategic imperatives,” said Robert S. Yorgensen, STR’s President and Chief Executive Officer. “These include very encouraging progress in the launch of our next generation encapsulants — both EVA and POE based products — for which we have received positive feedback in the form of customer qualifications, as well as important new customer wins.”

Gross profit for the first quarter of 2013 was $(0.7) million, or (6.3)% of sales, compared to $(6.0) million, or (37.5)% of sales, for the fourth quarter of 2012. The improvement was primarily driven by $6.5 million of lower intangible asset amortization and depreciation expense due to the long—lived asset impairment recorded at December 31, 2012 and continued benefit from cost—reduction actions. These benefits more than offset increased restructuring charges, lower ASP and unfavorable cost absorption.

Selling, general and administrative expenses for the first quarter of 2013 were $4.1 million compared to $4.3 million in the fourth quarter of 2012. The reduction was driven by reduced professional fees and other cost—reduction measures that more than offset higher restructuring and non—cash, stock—based compensation expenses.

Net loss from continuing operations for the first quarter of 2013 was $(4.2) million, or $(0.10) per diluted share. This compares to a net loss from continuing operations of $(123.4) million, or $(2.97) per diluted share, for the fourth quarter of 2012 and a net loss from continuing operations of $(82.1) million, or $(2.00) per diluted share, for the first quarter of 2012. The fourth quarter of 2012 was negatively impacted by a $172.9 million non—cash, long—lived asset impairment and the first quarter of 2012 was negatively impacted by a $82.5 million non—cash, goodwill impairment.

Non—GAAP net loss from continuing operations for the first quarter of 2013, which excludes certain tax-effected adjustments (as disclosed following the non—GAAP reconciliation table at the end of this press release), was $(2.9) million, or $(0.07) per diluted share. This compares to non—GAAP net loss from continuing operations of $(3.7) million, or $(0.09) per diluted share, for the fourth quarter of 2012 and non—GAAP net earnings from continuing operations of $2.9 million, or $0.07 per diluted share, for the first quarter of 2012. The first quarter of 2012 benefitted from the receipt of a $7.2 million settlement from a trade secret litigation.

Balance Sheet and Liquidity

During the first quarter of 2013, the Company used cash from continuing operations of $3.7 million primarily due to approximately $2.0 million of restructuring and financial advisor payments. In addition, the Company invested in additional resin inventory necessary to support recent customer wins. Free cash flow from continuing operations was $(4.1) million during the first quarter of 2013. The Company finished the quarter with $78.4 million of cash and no debt. As of March 31, 2013, the Company also has $9.5 million of income tax receivables of which approximately $6.0 million is expected to be received in 2013.

“With our first quarter financial performance and recent customer wins, we do not see the need to update our annual guidance,” said Joseph C. Radziewicz, STR’s Vice President and Chief Financial Officer.  “We are committed to further execution of our previously announced cost—reduction program, repositioning our customer portfolio with the successful launch of our next—generation EVA and POE—based encapsulants and maintaining our strong balance sheet.”

Guidance

As disclosed on its last conference call, the Company is no longer providing quarterly guidance for sales and non—GAAP EPS. The Company previously provided its 2013 annual guidance for sales, non—GAAP EPS, free cash flow and ending cash balance which it is not updating at this time.

First Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET. A live webcast of the conference call and presentation will be available through the Investor Relations section of the Company’s website at www.strholdings.com. Investors accessing the live call by phone from the U.S. should dial (866) 510-0707 and enter passcode: 36402699. Those calling from outside the U.S. should dial (617) 597-5376 and use the same passcode.  A telephone replay will be available approximately two hours after the call concludes through Wednesday, May 8, 2013, by dialing (888) 286-8010 from the U.S., or (617) 801-6888 from international locations, and entering passcode: 87532495. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a global provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (1) customer concentration in our business and our relationships with and dependence on key customers; (2) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete, particularly in China; (3) our ability to increase our market share; (4) product pricing pressures and other competitive factors; (5) excess capacity in the solar supply chain; (6) the extent to which we may be required to write—off accounts receivable, inventory or other assets; (7) trade complaints and lawsuits diminishing the growth of the solar industry; (8) demand for solar energy in general and solar modules in particular; (9) the extent and duration of the current downturn in the global economy; (10) the impact negative credit markets may have on us or our customers or suppliers; (11) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (12) the effects of the announced reductions to solar incentives in Germany and Italy; (13) operating new manufacturing facilities and increasing production capacity at existing facilities; (14) volatility in commodity costs, such as resin or paper used in our encapsulants, and our ability to successfully manage any increases in these commodity costs; (15) our dependence on a limited number of third—party suppliers for raw materials for our encapsulants and materials used in our processes; (16) our reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (17) potential product performance matters and product liability; (18) our ability to protect our intellectual property; (19) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (20) maintaining sufficient liquidity in order to fund future profitable growth and long—term vitality; (21) outcomes of litigation and regulatory actions; and (22) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10—K, 10—Q and 8—K. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 758-7325

joseph.radziewicz@strholdings.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENTS

All amounts in thousands except shares and per share amounts

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Net sales	$11,215	$31,083
Cost of sales	11,916	29,083

Gross profit	(701)	2,000

Selling, general and administrative expenses	4,137	6,668
Research and development expense	904	1,078
Provision for bad debt expense	340	1,606
Goodwill impairment	—	82,524
Operating loss	(6,082)	(89,876)

Other income	28	6,770
Loss from continuing operations before income tax benefit	(6,054)	(83,106)
Income tax benefit from continuing operations	(1,844)	(975)
Net loss from continuing operations	(4,210)	(82,131)

Discontinued operations:
Earnings from discontinued operations before income tax (benefit) expense	—	—
Income tax (benefit) expense from discontinued operations	—	—
Net earnings from discontinued operations	—	—

Net loss	$(4,210)	$(82,131)

GAAP net loss per share:
Basic from continuing operations	$(0.10)	$(2.00)
Basic from discontinued operations	$—	$—
Total basic GAAP net loss per share	$(0.10)	$(2.00)

Diluted from continuing operations	$(0.10)	$(2.00)
Diluted from discontinued operations	$—	$—
Total diluted GAAP net loss per share	$(0.10)	$(2.00)

(1) Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.07)	$0.07
Basic from discontinued operations	$—	$—
Total basic non-GAAP net (loss) earnings per share	$(0.07)	$0.07

Diluted from continuing operations	$(0.07)	$0.07
Diluted from discontinued operations	$—	$—
Total diluted non-GAAP net (loss) earnings per share	$(0.07)	$0.07

Weighted-average common shares outstanding:
Basic shares outstanding GAAP	41,556,736	41,155,562
(2) Diluted shares outstanding GAAP	41,556,736	41,155,562
Stock options	—	—
Restricted common stock	—	11,193
(2) Diluted shares outstanding non-GAAP	41,556,736	41,166,755

(1) Please refer to the reconciliation of non-GAAP measures included in this press release.

(2) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net earnings per share included in this press release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	March 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$78,375	$81,985
Accounts receivable, net	4,008	5,316
Inventories	7,492	8,585
Other current assets	13,910	10,732
Total current assets	103,785	106,618

Property, plant and equipment, net	27,474	27,750
Other noncurrent assets	11,289	12,796
Total assets	$142,548	$147,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,908	$2,893
Accrued liabilities	9,025	10,376
Income taxes payable	780	917
Total current liabilities	13,713	14,186

Long-term liabilities	5,431	5,539
Total liabilities	19,144	19,725

STOCKHOLDERS’ EQUITY
Stockholders’ equity	123,404	127,439
Total liabilities and stockholders’ equity	$142,548	$147,164

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(4,210)	$(82,131)
Net earnings from discontinued operations	—	—
Net loss from continuing operations	(4,210)	(82,131)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	492	1,838
Goodwill impairment	—	82,524
Amortization of intangibles	—	2,108
Amortization of deferred financing costs	17	82
Stock-based compensation expense	354	1,474
Provision for bad debt expense	340	1,606
Deferred income tax benefit	(248)	(1,523)
Changes in operating assets and liabilities	(478)	15,251
Other, net	72	(80)
Net cash (used in) provided by continuing operations	(3,661)	21,149
Net cash provided by (used in) discontinued operations	738	(5,110)
Net cash (used in) provided by operating activities	(2,923)	16,039

INVESTING ACTIVITIES
Capital expenditures	(480)	(5,538)
Net cash used in continuing operations	(480)	(5,538)
Net cash used in discontinued operations	—	—
Net cash used in investing activities	(480)	(5,538)

FINANCING ACTIVITIES
Net cash provided by continuing operations	9	11
Net cash used in discontinued operations	—	—
Net cash provided by financing activities	9	11

Effect of exchange rate changes on cash	(216)	918

Net change in cash and cash equivalents	(3,610)	11,430
Cash and cash equivalents, beginning of period	81,985	58,794
Cash and cash equivalents, end of period	$78,375	$70,224

* Free cash flow from continuing operations	$(4,141)	$15,611

* Please refer to the reconciliation of non-GAAP measures included in this press release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Non-GAAP (Loss) Earnings Per Share
Net loss from continuing operations	$(4,210)	$(82,131)
Adjustments to net loss from continuing operations:
Amortization of intangibles	—	2,108
Amortization of deferred financing costs	17	82
Stock-based compensation expense	354	1,474
Restructuring costs	1,573	—
Goodwill impairment	—	82,524
Tax effect of non-GAAP adjustments	(654)	(1,184)
Non-GAAP net (loss) earnings from continuing operations	$(2,920)	$2,873

Non-GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.07)	$0.07
Diluted from continuing operations	$(0.07)	$0.07

Weighted-average common shares outstanding:
Basic	41,556,736	41,155,562
(1) Diluted	41,556,736	41,166,755

(1) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net (loss) earnings per share included in this press release.

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Free Cash Flow from Continuing Operations
Cash flow (used in) provided by operations from continuing operations	$(3,661)	$21,149
Less:
Capital expenditures	(480)	(5,538)
Free cash flow	$(4,141)	$15,611

Non—GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company uses non—GAAP financial measures to facilitate better understanding of its operating results. In this press release, there are two non—GAAP financial metrics mentioned: Non—GAAP (loss) earnings per share from continuing operations (EPS) and free cash flow from continuing operations as defined below:

Non—GAAP EPS: The Company believes that non—GAAP EPS from continuing operations provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current period results with those of prior periods as well as with its peers.

Non—GAAP EPS from continuing operations is defined as net (loss) earnings from continuing operations not including the tax effected impact of deferred financing costs, stock-based compensation, intangible asset amortization expense, restructuring and goodwill impairment divided by the weighted—average common shares outstanding. Please refer to the Company’s Form 10—K filed with the Securities and Exchange Commission (SEC) on March 15, 2013, as well as prior SEC filings, for detailed discussion on some of these adjustments that have been recorded in previous periods.

Although the Company uses non-GAAP EPS from continuing operations as a measure to assess the operating performance of its business, non—GAAP EPS from continuing operations has significant limitations as an analytical tool because it excludes certain material costs. Because non—GAAP EPS from continuing operations does not account for these expenses, its utility as a measure of its operating performance has material limitations. Because of these limitations, the Company does not view non-GAAP EPS from continuing operations in isolation and uses other metrics to measure operating performance such as, but not limited to, net sales, gross margin, operating (loss) income, adjusted EBITDA, and net (loss) earnings from continuing operations.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP SHARES OUTSTANDING

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Weighted-average shares outstanding
Basic shares outstanding GAAP	41,556,736	41,155,562
Diluted shares outstanding GAAP	41,556,736	41,155,562
Stock options	—	—
Restricted common stock	—	11,193
Diluted shares outstanding non-GAAP	41,556,736	41,166,755

Diluted non—GAAP Shares Outstanding: Due to a net loss from continuing operations during the three months ended March 31, 2012, the diluted weighted—average common shares outstanding for purposes of its diluted GAAP loss per share does not include 11,193 of restricted common stock, as these potential awards do not share in any loss generated by the Company and are anti—dilutive.

Free Cash Flow from Continuing Operations: The Company believes free cash flow from continuing operations is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow is defined as operating cash flow from continuing operations excluding cash spent on capital expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the Company’s business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.